EXHIBIT 31.01

CERTIFICATION OF PRESIDENT AND CHIEF EXECUTIVE OFFICER

I, David J. Field, certify that:

                1.             I have reviewed this quarterly report on Form 10-Q/A of Entercom Communications Corp.;

                2.             Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

                3.             [Omitted]

                4.             [Omitted]

                5.             [Omitted]

Date: November 21, 2007

By:	/s/ David J. Field
Name:	David J. Field
Title:	President and Chief Executive Officer
(principal executive officer)

Paragraphs 3 through 5, omitted here, are included in Exhibit 31.01 to the Quarterly Report on Form 10-Q filed by Entercom Communications Corp. on November 9, 2007.